Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Section 302 Certification

I, Brian K. Plum, certify that:

1.    I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Blue Ridge Bankshares, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Brian K. Plum	Date: April 29, 2020
Brian K. Plum
President and Chief Executive Officer